EXHIBIT 10.1

                                    AGREEMENT

     This Agreement is made as of this ____ day of _______, 2006, between HydroChem Industrial Services, Inc. a Delaware corporation ("HydroChem") and VSI Liquidation Corp, a Delaware corporation, f/k/a/ Valley Systems, Inc., and its predecessors, successors and their subsidiaries (collectively, "VSI").

     WHEREAS, HydroChem and VSI (collectively, the "Parties") entered into an Asset Purchase Agreement dated September 8, 1998, which was subsequently amended by the Amended and Restated Asset Purchase Agreement dated September 8, 1998;

     WHEREAS, the Parties entered into a Second Amended and Restated Asset Purchase Agreement ("Second Amended APA"), which was effective January 1, 1999;

     WHEREAS, as stated in the Second Amended APA, environmental contamination had been identified at 602 South 16th Street, La Porte, Texas ("the Property");

     WHEREAS, the Parties, under the Second Amended APA, established an escrow account (the "Escrow Account") to pay for any certain environmental expenses arising from environmental conditions at the Property;

     WHEREAS, in October 1999, VSI entered into an agreement with the Texas Natural Resource Conservation Commission (now called the Texas Commission on Environmental Quality "TCEQ") under the Texas Voluntary Cleanup Program regarding the environmental contamination found at the Property, and was assigned VCP Site No. 1066 ("VCP Agreement");

     WHEREAS, VSI has been using funds from the Escrow Account to address the Property under the VCP Agreement;

     WHEREAS, following the completion of the matters addressed in this Agreement, VSI will wind up its affairs and dissolve;


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     WHEREAS, without admitting any fact, responsibility, fault, or liability in connection with the Property, in consideration of, and exchange for, the mutual undertakings and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

     1. RESPONSIBILITY FOR ENVIRONMENTAL MATTERS

     1.1 As between HydroChem and VSI, HydroChem agrees to take full and complete responsibility for remediation of any environmental condition at, under or from the Property which must be remediated under any applicable federal, state, or local statute, rule, or regulation regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any solid, hazardous, or toxic substance, pollutant,
contaminant,   or  waste,  including,   without  limitation,  the  Comprehensive
Environmental  Response,  Compensation  and Liability Act of 1980, 42 U.S.C. ss.
9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. ("TSCA"), the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Hazardous Materials Transportation Uniform Safety Act, 49 App. U.S.C. ss. 2001, et seq., and the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. ss. 136, et seq. ("FIFRA"), any amendments to such statutes, and any regulations promulgated under such statutes (collectively, the "Environmental Laws") including, without limitation, the environmental conditions identified under the Section Amended APA and the environmental conditions currently under remediation pursuant to the terms and conditions of the VCP Agreement (collectively, all of the foregoing being the "Environmental Conditions").



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     1.2 Within  fifteen days of this  Agreement's  execution,  HydroChem  shall notify the TCEQ that it is substituting itself for VSI as the signatory party under the existing VCP Program and shall file a revised VCP application for VCP Site No. 1066 naming HydroChem as the responsible party. HydroChem shall thereafter abide by the VCP Agreement. VSI shall acknowledge and execute any documents required by TCEQ in connection with the activities contemplated by this paragraph 1.2. HydroChem shall send copies to VSI of its filings with TCEQ and correspondence between HydroChem and TCEQ pertaining to the requirements in this paragraph 1.2.

     1.3 If the TCEQ does not allow HydroChem to substitute as the responsible party under the VCP Agreement and assume the obligations of the VCP Agreement, VSI shall be entitled to terminate this Agreement, VSI shall retain all obligations under the Second Amended APA, and the release of Escrow Funds contemplated by Section 2.0 shall not occur.

     2. ESCROW FUNDS

     2.1 In exchange for HydroChem's obligations under this Agreement, the parties shall, after paying all outstanding invoices and expenses payable from the Escrow Account, including those due to Malcolm Pirnie, and receipt of notification from TCEQ that HydroChem has been substituted as the responsible party under the VCP Agreement, cause the Escrow Agent to promptly disburse the remaining balance of the Escrow Account to HydroChem, in an amount not less than $480,000.00. The Parties shall take whatever actions are appropriate to terminate the Escrow Agreement and the Escrow Account.

     3. RELEASE AND INDEMNIFICATION

     3.1 Release - In consideration of the foregoing, HydroChem does fully and forever release and discharge VSI, its predecessors, successors, subsidiaries and assigns, affiliates, shareholders, directors, officers and advisors from any


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and all actions, causes of action, claims and demands of whatever kind or nature arising from the Environmental Conditions, including all responsibilities or obligations under the Second Amended APA or the VCP Agreement.

     3.2 Indemnity - In consideration of the foregoing, HydroChem shall indemnify, defend and hold harmless VSI, its predecessors, successors, subsidiaries and assigns, affiliates, shareholders, directors, officers and advisors from any and all actions, causes of action, claims and demands, whether brought under the common law, any Environmental Law, and any and all administrative proceedings, to the extent arising from, or relating to any Environmental Conditions at the Property which are asserted by any federal, state, local or municipal governmental body or agency or subdivision thereof, having jurisdiction or exercising authority or control over the Property, including, without limitation, the TCEQ (a "Governmental Authority").

     4. MISCELLANEOUS PROVISIONS

     4.1  Representations - VSI and HydroChem  represent to the other that each:
(a) is a corporation duly organized and validly existing in good standing; (b) has taken all necessary corporate and legal actions to approve the making and performance of this Agreement; (c) has signed this Agreement of its own free act; and (d) has obtained the advice of legal counsel prior to signing this Agreement. Each person signing this Agreement warrants that he or she has been duly authorized by the Party on whose behalf he or she is signing to enter into this Agreement.

     4.2 Construction - This Agreement was drafted by counsel for the Parties hereto, and there shall be no presumption of construction against any Party.



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     4.3 Full Force and Effect - If any section of this Agreement  shall for any reason be or become invalid or unenforceable, it shall not effect the remaining provisions of this Agreement which shall continue in full force and effect.

     4.4 Execution - This Agreement may be executed in counterparts, each of which shall be deemed an original.

     4.5 Nature of Agreement - Nothing contained in the Agreement shall create a partnership, joint venture, or other legal relationship between the Parties.

     4.6 Successors and Affiliates - This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective affiliates, current and former parent and subsidiary corporations, successors and/or assigns.

     4.7 Notices - All notices required to be sent to VSI or HydroChem pursuant to this Agreement shall be sent to the following individuals:

         If to HydroChem:

         HydroChem Industrial Services, Inc.
         900 Georgia Avenue
         Deer Park, Texas  77536
         Attention: Michael Steindler, General Counsel

                  with a copy to:

         Ms. Jennifer Black
         The Law Office of Jennifer G. Black
         4635 Southwest Freeway, Suite 645
         Houston, Texas  77027

         If to VSI:

         VSI Liquidation Corp.
         2801 Buford Highway, Suite 430
         Atlanta, GA 30329
         Attention: Mr. Ed Strickland



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                and to:

         Mr. Don Carson
         2801 Buford Highway, Suite 470
         Atlanta, GA 30329

                  with a copy to:

         Mr. John Spinrad
         Arnall Golden Gregory LLP
         171 17th St., Suite 2100
         Atlanta, GA 30363


     4.8 Choice of Law. The Parties agree that the terms and conditions this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     4.9 Effective Date - This Settlement Agreement shall be effective upon execution by the Parties hereto.

     4.10 All other Agreements. Except as specifically modified by this Agreement, all other terms and conditions of the agreements between the parties, including, without limitation, the Second Amended APA, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                                      VSI LIQUIDATION CORP.,
                                      F/K/A VALLEY SYSTEMS, INC.


                                      By:  /s/ Ed Strickland
                                           -------------------------------------
                                           Ed Strickland
                                           President and Chief Executive Officer




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                                      HYDROCHEM INDUSTRIAL SERVICES, INC.


                                      By:  /s/ Donovan Boyd
                                           -------------------------------------
                                           Donovan Boyd
                                           President




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